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                                                                    Exhibit 24.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We have issued our reports dated February 5, 1997, accompanying the consolidated financial statements of Federal Realty Investment Trust appearing in the 1996 Annual Report of the Trust to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1996, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.



Washington, D.C.                        /s/ Grant Thornton LLP
November 5, 1997